EXHIBIT 31.1

CERTIFICATION

I, Scott W. Absher, certify that:

1.	I have reviewed this report on Form 10-K/A of ShiftPixy, Inc.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

ShiftPixy, Inc.

DATE: February 28, 2022	By:	/s/ Scott W. Absher
Scott W. Absher
Chief Executive Officer